UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                           __________________________


                                   FORM 8-K

                                CURRENT REPORT

                        Pursuant to Section 13 or 15 (d)
                     of the Securities Exchange Act of 1934


                           __________________________


                              November 15, 1995
                      (Date of Earliest Event Reported)


                        United Systems Technology, Inc.
              (Exact name of registrant as specified in its charter)



                 Iowa      		      0-9574		            42-110279
          (State or other      (Commission file     	(I.R.S. Employer
           jurisdiction of		       number)	        Identification Number)
           incorporation)


                         3021 Gateway Drive, Suite 240
                            Irving, Texas   75603
                               (214) 518-0728
           (Address of principal executive offices and telephone number)



                               (214) 518-0728
           (Registrant's telephone number, including area code)




Item 2.  Acquisition or Disposition of Assets

   	On November 15, 1995, United Systems Technology, Inc. ("USTI") purchased substantially all of the assets and assumed certain liabilities of QDS Acquisitions, Inc. (QDS") from Dralvar Capital Corp. ("Dralvar"). These assets were previously acquired by certain Dralvar shareholders through foreclosure on their security interests in such assets granted by QDS. The purchase price consisted of the issuance of 5,000,000 shares of USTI Common Stock. Of the total shares issued, 2,500,000 of such shares have been placed in escrow for a 120 period after closing subject to an Escrow Agreement executed by USTI, Dralvar and Resource Trust Bank, as escrow agent. In addition, USTI assumed certain obligations of Dralvar. The assets purchased by USTI consisted of (a) all operating assets of QDS including its Utility Billing System ("UBS") and its Law Enforcement Automated Data Retrieval System ("LEADRS") software,(b) the non-exclusive right to sell and provide software maintenance and services for the Quest Fund Accounting ("QFA") software product line from the closing date through February 28, 1997, (c) substantially all hardware, equipment, supplies, furniture, furnishings and other fixed assets, (d) all software used for product development, (e) trade secrets and proprietary information including the name QuestTM and any other trademarks, (f) business records of Dralvar, including customer lists and related contracts and contract rights and
(g) certain accounts receivable of Dralvar totaling approximately $52,630. USTI assumed certain obligations of Dralvar which consisted of obligations to customers in the amount of $187,645 and accrued expenses in the amount of $1,442.

   	The consideration utilized by USTI for this transaction consisted primarily of the issuance of its Common Stock for the transaction. QDS was engaged in the business of developing, marketing and supporting application software for municipal and county governments and USTI intends to continue to use the assets acquired in such business.

   	The acquisition was arrived at through an arm's-length transaction between USTI and Dralvar. There is no material relationship between Dralvar and USTI or any of its affiliates, directors or officers, or associates thereof.



Item 7.  Financial Statements, Pro Forma Financial
Information and Exhibits.

	(a)	Financial statement of the business acquired.

		The required financial statements are not available as of the filing of this report and will be filed at a subsequent date, but not later than 60 days from the filing of this report.

	(b)	Pro forma financial statements.

   		The required pro forma financial information is
	 	  not available as of the filing of this report and
   		will be filed at a subsequent date, but not later
		   than 60 days from the filing of this report.

	(c)	Exhibits

   		The following documents are filed as exhibits herewith, unless otherwise specified, and are incorporated herein by this reference.

	  10.1	Asset Purchase Agreement, dated November 15,
   		1995 by and between	United Systems Technology,
		   Inc., Dralvar Capital Corp. and Kenneth Neff.


                            Signatures


   	Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                   United Systems Technology, Inc.


Date: November 29, 1995	      By: /s/ Randall L. McGee_________
                   								      Randall L. McGee, Secretary
                         								and Treasurer (Principal
                         								Financial and Accounting
                         								Officer)


[DESCRIPTION]   EXHIBITS TO THE FORM 8-K

                       ASSET PURCHASE AGREEMENT

                         November 15, 1995

                           By and Among

                   United Systems Technology, Inc.
                          as Purchaser

                               and

                      Dralvar Capital Corp.
                           as Seller


                      TABLE OF CONTENTS





1.	SALE AND PURCHASE OF ASSETS 				  		                       1
1.1	Description of Assets				 		                              1
1.2	Assets Exclude						 	                                    3
1.3	Liabilities 							                                       3

2.	PURCHASE PRICE 								                                    3
2.1	Amount and Payment 						                                 3

3.	CLOSING 										                                         4
3.1	Deliveries by Company 					                               5
3.2	Deliveries by Purchaser 					                             5
3.3	Possession 							 	                                      5
3.4	Taxes and Fees 							                                    5

4.	REPRESENTATIONS AND WARRANTIES OF COMPANY AND
SHAREHOLDER 								 	                                        6
4.1	Authorized Capitalization; Outstanding
  		Shares 								                                           6
4.2	Organization, Good Standing, Power, etc.		                6
4.3	Agreements Relating to Stock  				                        6
4.4	Officers and Directors  					                             6
4.5	No Subsidiaries  						                                   6
4.6	Authorizations and Enforceability 			                     6
4.7	Effect of Agreement, etc  					                           7
4.8	Restrictions; Burdensome Agreements 			                   7
4.9	Government and Other Consents  				                       7
4.10	Permits, Licenses, Compliance with
   		Applicable Laws and Court Orders 			                     7
4.11	Financial Statements						                               7
4.12	Absence of Undisclosed Liabilities  			                  8
4.13	Tax Matters 							                                      8
4.14	Title to Properties: Absence of Liens
   		Encumbrances, etc.						                                 8
4.15	Hardware, Equipment and Condition			                     9
4.16	Insurance								                                        9
4.17	Agreements, Plans, Arrangements, etc  		                 9
4.18	Litigation						  		                                    10
4.19	Intangible Property						                               10
4.20	Intentionally Left Blank					                           10
4.21	Customers								                                       10


TABLE OF CONTENTS
(Continued)

4.22	Books and Records					                                 	10
4.23	Employees								                                       10
4.24	Labor Relations							                                  10
4.25	Employee Benefits and Benefit Plans, etc		              11
4.26	Brokers							                                         	11
4.27	Acquisition Agreements					                             11
4.28	Absence of Certain Changes or Events		                 	11

5.	REPRESENTATIONS AND WARRANTIES OF PURCHASER			            12
5.1	Organization, Good Standing, Power, etc	                	12
5.2	Authorization of Agreement and
  		Enforceability						                                    	12
5.3	Effect of Agreement. Consents. etc		                    	12
5.4	No Finder							                                        	12

6.	COVENANTS OF THE COMPANY						                           	12
6.1	Conduct of Business Until Closing Date		                 12
6.2	Access to Properties and Records			                      13
6.3	Advice of Changes					                                  	14
6.4	Conduct							                                          	14
6.5	Payment of Salaries and Wages, etc			                    14
6.6	Employee Benefit Plans, etc				                          14
6.7	Fulfillment of Conditions					                           14

7.	COVENANTS OF PURCHASER							                             14
7.1	Confidentiality							                                   14
7.2	Disruption of Business Relationships			                  15
7.3	Board Addition							                                    15

8.	ADDITIONAL COVENANTS OF THE COMPANY			                   	15
8.1	Covenant of Confidentiality				                          15
8.2	Covenant Not to Conduct Third Party
  		Negotiations							                                      15
8.3	Covenant to Assist and Not to Interfere		                15

9.	COVENANTS OF QDS, ACQUSITIONS, INC.				                   15

10.	EMPLOYEES									                                       15
10.1	Company's Employees						                               15
10.2	Employment Relationship					                            16
10.3	Employee Benefit Plans, Programs and
   		Practices								                                       16
10.3.1	No Continuing Commitment					                         16
10.4.	Pending Claims							                                  16


TABLE OF CONTENTS
(Continued)

11.	CONDITIONS TO COMPANY'S OBLIGATIONS				                  16
11.1	Accuracy of Representations and
   		Warranties								                                      17
11.2	Performance of Covenant					                            17
11.3	Litigation, etc						                                  	17
11.4	Certificates							                                     17

12.	CONDITIONS TO PURCHASER'S OBLIGATIONS			                	17
12.1	Accuracy of Representations and
   		Warranties								                                      17
12.2	Performance of Covenants				                           	17
12.3	Litigation, etc						                                  	17
12.3.1	No Claims, etc.							                                18
12.3.2	No Violations							                                  18
12.3.3	Laws, etc								                                     18
12.4	Opinion of Counsel to Company				                       18
12.5	Consents								                                        18
12.6	Certificate								                                     18
12.7	Satisfactory Completion of Due Diligence		              18

13.	TERMINATION									                                     19

14.	INDEMNIFICATION								                                  19

15.	GENERAL 										                                       19
15.1	Expenses, etc							                                    19
15.2	Survival of Representations and
   		Warranties								                                      19
15.3	Waivers								                                         19
15.4	Announcements							                                    20
15.5	Binding Effect; Benefits					                           20
15.6	Notices							                                         	20
15.7	Further Assurances					                                	21
15.8	Entire Agreement; Amendment				                         21
15.9	Headings							                                        	21
15.10	Severability						                                    	21
15.11	Counterparts						                                    	21
15.12	Gender; Singular and Plural				                        21
15.13	Third Parties							                                   22
15.14	Governing Law; Performance					                        22
15.15	Attorneys' Fees							                                 22
15.16	Arbitration								                                    22
15.17	Time of Essence							                                 22



TABLE OF CONTENTS
(Continued)

Exhibits

	Exhibit 1.1 (a)		Quest Product Lines

	Exhibit 1.1 (b)		Quest Fund Accounting License
            						Agreement

	Exhibit 1.1 (c)		Hardware, Equipment, Supplies,
            						Furniture, Furnishings
            						and Other Fixed Assets

	Exhibit 1.1 (d)		Software Used In Product
            						Development and Support

	Exhibit 1.1 (f)		Quest Customer List

	Exhibit 1.1 (g)		Quest Licensed Applications To
            						Customers

	Exhibit 1.1 (h)		Contracts and Agreements

	Exhibit 1.1 (i)		Accounts Receivable Purchased

	Exhibit 1.2 (c)		Excluded Assets

	Exhibit 1.2 (d)		Excluded Accounts Receivable

	Exhibit 1.3 (b)		Sales Commissions Assumed

	Exhibit 2.1 (c)		Potential Credits to Customers

	Exhibit 2.1 (c)i	Escrow Agreement

	Exhibit 2.1 (c)ii	Potential Product Returns

	Exhibit 3.1 (a)		Bill of Sale

	Exhibit 4.1   			Shareholder List

	Exhibit 4.23		  	Employees

	Exhibit 12.4			  Opinion of Counsel



                            ASSET PURCHASE AGREEMENT


                                  PARTIES

   		The parties to this Agreement are DRALVAR CAPITAL CORP., a Minnesota corporation, the company
("Company"),which Company is selling certain assets which were previously acquired by certain of the Company's shareholders through foreclosure on their security interests from QDS Acquisitions, Inc. ("QDS"), Company, Kenneth Neff, President and Control Shareholder ("Control Shareholder") and UNITED SYSTEMS TECHNOLOGY, INC., an Iowa corporation, the purchaser of such assets of Company ("Purchaser"). The parties hereby agree as follows:



                                 RECITALS

   A.	Company acquired its assets from certain of its
shareholders who, as secured creditors, acquired the assets through foreclosure from QDS.

   B..	Company is engaged in the development, sale and support
of certain computer software products;

   C.	Purchaser, being engaged in a similar business, desires
to purchase the operating assets which are owned by the Company upon the terms and conditions set forth herein; and

   D.	Company is willing to sell and Purchaser is willing to
purchase such assets upon the terms and conditions set forth herein:


                              AGREEMENT

  		1.	SALE AND PURCHASE OF ASSETS.  On the terms
and subject to the conditions of this Agreement, Company will sell, assign and convey to Purchaser and Purchaser will purchase from Company, all of the right, title and interest in and to the "Assets," as defined below, free and clear of all liens, claims and encumbrances except as provided herein.

  		1.1	Description of Assets.  The "Assets" are
all of the operating business assets of the Company , except as specifically excluded herein, consisting at Closing of:

  		(a)	All operating assets of the Company,
including but not limited to the Quest Utility Billing System ("UBS") and the Quest Law Enforcement Automated
Data Retrieval System ("LEADRS") software product lines and the customer relationships and related contracts and agreements with respect to such product line. Such product lines are more specifically described in
Exhibit 1.1 (a) hereto;

  		(b) 	The Company shall either (i) obtain and
transfer to the Purchaser a non-exclusive license for the sale of the Quest Fund Accounting ("QFA") software product line. The license will permit the Purchaser to sell and provide software maintenance and service to QFA customers for a period of at least twelve months from the date of closing. The Company agrees to pay a consideration of up to $25,000 for such license. Such non-exclusive license and transfer is included as
Exhibit 1.1 (b) hereto; or (ii) cause QDS Acquisition,
Inc., as licensee, to appoint Purchaser as its value added reseller ("VAR") agent to sell and to provide software maintenance and services to QFA customers for a period commencing on the Closing Date and ending
February 28, 1997.

  		(c)	All hardware, equipment, supplies,
furniture, furnishings and other fixed assets (the
"fixed assets") as described in Exhibit 1.1 (c) hereto;

  		(d)	All software used for product
development and support as described in Exhibit 1.1 (d) hereto;

  		(e)	Trade secrets and other proprietary
information used in connection with the operation of the business, the name "QUEST", Utility Billing System
"UBS", Law Enforcement Automated Data Retrieval System
"LEADRS", Quest Fund Accounting "QFA" and any other trademarks, service marks or trade names, and the nonexclusive right to use the trademark QFA or Quest
Fund Accounting.

  		(f)	Business records of the Company,
including customer lists, supplier lists, business studies, consultant reports, and business plans and budgets, in whatever medium they may be stored, including paper, microfilm, magnetic or electronic media. A list of the Company's current customers is included in Exhibit 1.1 (f) hereto;

  		(g)	All transferable permits, licenses and
governmental approvals necessary for or used in connection with the operation of the business or the use of its assets. A list of all software licenses with respect to software licensed by the Company is included in Exhibit 1.1 (g) hereto;

  		(h)	Certain contract rights and agreements
in connection with the Company and its business as listed on Exhibits 1.1 (h) hereto; and

  		(i)	Certain accounts receivable of the
Company and prepayments received by the Company, as described in Exhibit 1.1 (i) attached hereto related to products and services to be delivered after November 1, 1995.

   	Company shall make available to Purchaser's independent certified public accountants, Grant Thornton, for inspection and copying, corporate records and copies of books of account, ledgers and financial statements necessary for Purchaser's auditors to perform a pre-closing audit, if so requested by the Purchaser.

  		1.2	Assets Exclude. Except as provided
elsewhere herein, the Assets exclude:

  		(a)	Corporate minute book(s), stock books,
other corporate records, and corporate seal of the Company and QDS;

  		(b)	Originals of books of account, ledgers,
and financial statements; and

 			(c)	Certain miscellaneous assets,
principally certain tangible assets, as described in
Exhibit 1.2(c) attached hereto.

 			(d)	Certain accounts receivable of the
Company, as described in Exhibit 1.2 (d) attached hereto.

 			(e)	Cash or cash equivalents or bank
deposits, except for the cash payments to Purchaser as called for in this agreement.

   	1.3	 Liabilities.  Except as expressly provided
in this Section 1.3, Purchaser assumes no debts, tax liabilities or other liabilities or obligations (contractual or otherwise) of Company and QDS or any other debts, liabilities or obligations related to the conduct of Company's or QDS's business prior to the closing date of this transaction. Purchaser will assume the following liabilities of the Company, and no others:

 			(a)	The obligations under those certain
contracts, license and maintenance agreements marked as "yes" as listed in Exhibit 1.1(h) and obligations related to annual maintenance services which are marked as "paid" in
Exhibit 1.1(h) and software licenses listed on exhibit
1.1(g) hereto; and

 			(b)	Sales commissions per Exhibit 1.3 (b)

  		2.	PURCHASE PRICE.

  		2.1	Amount and Payment.  The purchase price
("Purchase Price") for the Assets shall be:

 			(a)	The Purchaser shall issue 5,000,000
shares of United Systems Technology, Inc. ("USTI") shares of
Common Stock in the name of the Company, as provided in
Section 2.1(b) and 2.1(c) below. The total purchase price will be determined by multiplying the number of shares of USTI Common Stock by the fair market value of the USTI
Common Stock on the Closing Date, defined herein, of this transaction. The fair market value of the USTI Common Stock will be the mean of the closing bid and asked price of the stock as reported on the pink sheets of the National
Quotation Bureau, inc. on the business day preceding the Closing Date;

 			(b)	The purchase price defined in 2.1 (a)
above will be reduced by an amount equal to any payments received by the Company prior to the Closing Date for maintenance and professional services which are to be provided after November 1, 1995 and listed as "Payments
Rec'd By Quest" on Exhibit 1.1(i). This reduction in the purchase price will be effected by reducing the number of shares of USTI shares of Common Stock issued on the Closing
Date or by the Company making a cash payment to the Purchaser for an amount equal to the "Payments Rec'd By
Quest" on Exhibit 1.1(i) on the Closing Date;

 			(c)	The Purchaser shall issue up to
2,500,000 of the shares of USTI Common Stock in the name of the Company, as defined above, at the Closing Date of this transaction. The remaining 2,500,000 of the shares of USTI Common Stock ("Reserve Shares") shall be issued in the name of the Company and placed in escrow with Resource Trust Bank of Minneapolis, Minnesota in accordance with the terms of an escrow agreements in the form set forth in Exhibit
2.1(c)(i), provided that, the Reserve Shares will be reduced by an amount equal to (i) redemption by customers of "Quest Bucks" and other open credits as listed on Exhibit 2.1(c) in the form of reduced payments to the Purchaser, (ii) amounts, if any, refunded by the Purchaser to customers listed on
Exhibit 2.1(c)(ii) who purchased products prior to the Closing Date that were subject to the Company's 60 day return policy, (iii) an amount equal to the value of any accrued vacation hours set forth on Exhibit 4.23 which USTI assumes for any Company employee it hires after the Closing and (iv)$1,600 related to the annual maintenance fees related to the Hubbard County contract. For purposes of this section, the Reserve Shares shall be valued at the market value of the USTI Common Stock on the Closing Date.
The Reserve Shares will not be reduced to the extent that
(a) the redemption by customers of "Quest Bucks" are made against accounts receivable described in Exhibit 1.2(d), or
(b) the Company refunds amounts , if any, to customers listed in Exhibit 2.1(c)(ii) who purchased products prior to the Closing Date that were subject to the Company's 60 day return policy or (c) the Company makes a cash payment to the Purchaser for any redemption of "Quest Bucks", customer refunds defined above prior to the expiration of 120 days after the Closing Date, an amount equal to the value of any accrued vacation hours set forth on Exhibit 4.23 which USTI assumes for any Company employee it hires after the Closing and $1,600 related to the annual maintenance fees related to the Hubbard County contract.

  		3.	CLOSING.  The closing of the transactions
contemplated by Section 1 hereof (the "Closing") shall take place at the offices of Mansfield & Tanick, 1560
International Centre, 900 Second Avenue South, Minneapolis, Minnesota, 55402-3383 at 3:00 p.m., local time, on November
15, 1995, or at such other date, time and place as Purchaser and Company shall mutually agree in writing (the "Closing
Date").

  		Conveyance, transfer, assignment and delivery of the Assets shall be by bills of sale, certificates of transfer, endorsements, assignments and other instruments of transfer and conveyance in such form as Purchaser may reasonably request. Company will from time to time after the Closing make such further conveyances, transfers, assignments and deliveries, and execute such further instruments and documents, as Purchaser deems reasonably necessary in order to effectuate and confirm the sale of Assets and other transactions contemplated by this Agreement. At Closing, the Company, its Control Shareholder and the Purchaser shall respectively execute and deliver the following additional instruments and documents:

  		3.1	Deliveries by Company.

 			(a)	A bill of sale in form attached hereto
as Exhibit 3.1(a) covering all of the Assets being acquired hereunder;

 			(b)	All required assignments of assignable
licenses, permits, trademarks and other intangible Assets in appropriate forms, if any;

 			(c)	Releases of financing statements and
other recorded encumbrances terminating all liens and encumbrances against, and security interests in, any of the Assets, in form sufficient for filing or recording; with the exception of that factoring agreement for the Hubbard County
Purchase Order.

 			(d)	The certificates described in Section
12.6 below;

 			(e)	All required consents to assignments of
contracts and agreements, if any; and

 			(f)	Such other documents and instruments as
counsel for Purchaser may reasonably require to effectuate or evidence the transfer of all of the Assets.

  		3.2	Deliveries by Purchaser:

 			(a)	The certificates described in Section
11.4 below; and

 			(b)	Such other documents and instruments as
counsel for Company may reasonably require, from time to time, to effectuate or evidence the transactions contemplated hereby.

 			(c)	Certificate for USTI Common Stock in
accordance with 2.1(c).

  		3.3	Possession. Purchaser shall take possession
of the Assets as of Closing.

  		3.4	Taxes and Fees.

 			(a)	Any transfer, sales or use tax, or
transfer, filing or recording fees, payable upon or with respect to the sale of the Assets shall be paid when due by Purchaser.

 			(b)	All personal property taxes
attributable to any of the Assets shall be apportioned as of Closing.

  		4.	REPRESENTATIONS AND WARRANTIES OF COMPANY
AND CONTROL SHAREHOLDER. The "Disclosure Schedules" described herein shall mean all of the disclosures made in writing by Company to Purchaser, whether in the form of Exhibits to this Agreement, summarized schedules, or copies or originals of actual documents delivered or made available to Purchaser for its review. Company and Purchaser shall agree in writing at Closing on the specific content of the final Disclosure Schedules. Subject to the Disclosure
Schedules, Company and its Control Shareholder represent and warrant to Purchaser as follows, provided that the Control Shareholder are not providing any representation and warranty on Sections 4.1, 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, 4.8 and 4.25:

  		4.1	Authorized Capitalization; Outstanding
Shares. The authorized capital stock of Company consists of 500 000 shares of Common Stock of which shares are issued and outstanding to the shareholders set forth in Exhibit 4.1 hereto.

  		4.2	Organization, Good Standing, Power, etc.
Company (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota; (b) is authorized or licensed to do business as a foreign corporation and is in good standing in the jurisdictions listed in the Disclosure Schedules; (c) is not required to be authorized or licensed to do business as a foreign corporation in any other jurisdiction (within or without the United States) by reason of the nature of the business conducted by it or the properties owned or leased or operated by it; and (d) has the requisite power and authority to own, lease and operate its properties and to carry on its business as currently conducted.

  		4.3	Agreements Relating to Stock.  The Company
is not a party to any written or oral agreement, understanding, arrangement or commitment or bound by any certificate of incorporation, bylaw or instrument (including options, warrants or convertible securities) which creates any rights in any person with respect to shares of the capital stock or any other securities of Company or which relates to the voting of or creates rights in any person with respect to the capital stock or other securities of Company.

  		4.4	Officers and Directors.  A complete and
correct list of all Company officers and directors is set forth in the Disclosure Schedules.

  		4.5	No Subsidiaries.  Company owns no interest,
directly or indirectly, in any other corporation, company, business trust, partnership, limited partnership, joint venture, or other entity or association (other than financial investments).

  		4.6	Authorizations and Enforceability.  Company
has all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by Company and constitutes the valid and binding obligation of Company, fully enforceable in accordance with its terms.

  		4.7	Effect of Agreement, etc.  The execution,
delivery and performance of this Agreement by Company and its Control Shareholder and the consummation of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both: (a) violate any provision of law, statute, rule or regulation to which Company is subject; (b) violate any judgment, order, writ or decree of any court, arbitrator or governmental agency applicable to Company; (c) have any adverse effect on any of the Assets; or (d) result in the breach of or conflict with any term, covenant, condition or provision of, result in the modification or termination of, constitute a default under, or result in the creation or imposition of, any lien, security interest, charge or encumbrance upon any of the Assets pursuant to any charter, bylaw, commitment, contract or other agreement or instrument, to which Company is a party or by which any of its Assets is bound.

  		4.8	Restrictions; Burdensome Agreements.
Company is not a party to any contract, commitment or agreement, and none of Company or its properties or the Assets are subject to or bound or affected by any charter, bylaw or other corporate restriction, or any order, judgment, decree, law, statute, ordinance, rule, regulation or other restriction of any kind or character, which would prevent Company from entering into this Agreement or from consummating the transactions contemplated hereby.

  		4.9	Government and Other Consents.  (a) No
consent, authorization or approval of, or exemption by, or filing with any governmental, public or self-regulatory body or authority is required in connection with the execution, delivery and performance by Company of this Agreement or any of the instruments or agreements herein referred to, or the taking of any action herein contemplated; and (b) no consent of any other person or entity is required in connection with the execution, delivery and performance by Company of this Agreement or any of the instruments or agreements herein referred to or the taking of any action herein contemplated, except such consents as shall be set forth by Company in the Disclosure Schedules and obtained and in full force and effect on or before Closing.

  		4.10	Permits, Licenses, Compliance with
Applicable Laws and Court Orders. Company has all requisite corporate power and authority, and all permits, licenses and approvals of governmental and administrative authorities, to own, lease and operate its properties and to carry on its business as presently conducted; and all such permits, licenses and approvals material to the conduct of the business of Company are in full force and effect. Company's conduct of its business does not violate or infringe any applicable law, statute, ordinance or regulation. Company is not in default in any respect under any executive, legislative, judicial, administrative or private (such as arbitration) ruling, order, writ, injunction or decree.

  		4.11	Financial Statements.  A true and correct
copy of the final unaudited financial statements of Company for the fiscal years ended August 31, 1994 and 1995, including the related statement of operations and balance sheets for each of the fiscal years then ended, and the interim financial statements for the period ended September
30, 1995, including the related statement of operations and balance sheet for the period then ended, have been delivered to Purchaser as part of the Disclosure Schedules. The foregoing financial statements were prepared in accordance with generally accepted accounting principles ("GAAP").
Such statements are correct and complete and fairly present the financial position and results of operations of Company as of said dates and for the periods indicated. The financial statements of Company for the fiscal years ended
August 31, 1994 and 1995, and for the interim period ended September 30, 1995, referred to above, are referred to herein as the "Financial Statements", and the fiscal year end and interim balance sheets of Company included therein are referred to herein as the "Balance Sheets."

  		4.12	Absence of Undisclosed Liabilities. Except
to the extent reflected or reserved against or otherwise disclosed in the Financial Statements, as of August 31, 1994 and 1995, and September 30, 1995, the Company had no liabilities, debts or obligations of any nature, whether absolute, accrued, contingent or otherwise, or whether due or to become due. Subsequent to September 30, 1995, Company has not incurred any liabilities, debts or obligations other than in the ordinary course of business or otherwise than as disclosed in the Disclosure Schedules hereto, and Company has properly recorded in its books of account all items of income and expense and all other proper charges and accruals required to be made. Since September 30, 1995, no debts or liabilities of or to Company have been forgiven, settled or compromised except for full consideration or except in the ordinary course of business.

  		4.13	Tax Matters.  Company has prepared and
filed, with the appropriate United States, state and local governmental agencies and foreign governmental agencies, all tax returns required to be filed and has paid all taxes payable or which have become due pursuant to any assessment, deficiency notice, 30-day letter or similar notice received by it. A complete and correct copy of the income tax return of Company for the fiscal year ending in 1994 as filed with the Internal Revenue Service and all state taxing authorities, together with all related correspondence and notices, have been delivered to Purchaser as part of the Disclosure Schedules.

  		4.14	Title to Assets and Properties: Absence of
Liens and Encumbrances, etc. Except as set forth in the Disclosure Schedules, Company has good and marketable title to the Assets and its properties and assets used in its business (including, without limitation, the assets reflected in the Financial Statements, except as since sold or otherwise disposed of in the ordinary course of business), free and clear of all mortgages, security interests, claims, liens, charges, encumbrances, restrictions on use or transfer or other defects in title.
Company is not a consignee or other type of bailee for any other person. The agreements or instruments under which Company holds or is entitled to the use of any personal property are set forth in Disclosure Schedules and are in full force and effect, and all royalties or other payments payable thereunder prior to the date hereof have been duly paid. No default or event of default exists, and no event which, with notice or lapse of time or both, would constitute a default, has occurred and is continuing, under the terms or provisions, express or implied, of any of such agreement or other instrument or under the terms or provisions of any agreement to which any of such properties is subject, nor has Company received notice of any claim of such default, nor has Company failed to comply in any respect with any provision or condition of any such lease, agreement or other instrument. Furthermore, the Company and its Control Shareholder hereby represent and warrant that Purchaser will have no liability or obligation for rental payments due prior to Closing under that certain lease agreement between B.E.A. Leasing, Inc., as landlord, and Quest Data Systems, Inc., as tenant, with respect to the leased premises at 3312 & 3316 Gorham Avenue South, St.
Louis Park, MN, 55426 and shall not have an obligation for lease payments due after Closing or for any other matter related to such obligations except for continuing occupancy.

  		4.15	Hardware, Equipment and Condition.  The
Disclosure Schedules set forth a correct and complete list of all of the hardware and equipment being sold hereunder ("fixed assets"). No warranty is extended as to condition or suitability for use.

  		4.16	Insurance.  All physical properties and
assets of Company or on any of the premises of Company are covered by such fire, casualty, product liability and other insurance policies issued by reputable companies as are customarily obtained to cover comparable properties and assets by businesses in the region in which such properties and assets are located, in amounts, scope and coverage which are adequate and reasonable in light of existing conditions.

  		4.17	Agreements, Plans, Arrangements, etc.
Except as set forth in the Disclosure Schedules, Company is not a party to, nor is Company or any of the Assets or its other properties bound or affected by, any oral or written:

 			(a)	lease agreement (whether as lessor or
lessee) relating to real or personal property;

 			(b)	license agreement, assignment or other
contract (whether as licensor or licensee, assignor or assignee) relating to trademarks, trade names, patents, copyrights (or applications therefor), unpatented designs or styles, know-how or technical assistance;

 			(c)	agreement with any labor union;

 			(d)	agreement with any supplier,
distributor, franchiser, dealer, sales agent or representative, including, without limitation, any agreement or commitment regarding the purchase, development or license of software products;

 			(e)	agreement with any supplier or customer
with respect to discounts or allowances;

 			(f)	joint venture or partnership agreement
with any other person;

 			(g)	agreement with any bank, factor,
finance company or similar organization regarding the financing of accounts receivable or other extensions of credit;

 			(h)	agreement granting any lien, security
interest or mortgage on any Asset or other property of Company, including, without limitation, any factoring agreement for the assignment of accounts receivable;

 			(i)	agreement which restricts the Company
from doing business anywhere in the world; or

 			(j)	agreement, statute or regulation giving
any party the right to renegotiate or require a reduction in prices or the repayment of any amount previously paid.

  		4.18	Litigation.  Except as set forth in the
Disclosure Schedules, there is no claim, action, suit, proceeding, arbitration, investigation or inquiry pending or threatened before any Federal, state, municipal, foreign or other court or any governmental, administrative or self-regulatory body or agency, or any private arbitration tribunal, relating to or affecting Company or any of the Assets or other properties or businesses of Company, or the transactions contemplated by this Agreement.

  		4.19	Intangible Property. The Disclosure
Schedules set forth a correct and complete list of all patents, trademarks, trade names, service marks, copyrights and applications therefor now or heretofore used (and indicates whether owned by Company or used pursuant to licenses or other arrangements, as described therein) in the conduct of the business of the Company.

  		4.20	[Intentionally Left Blank]

  		4.21	Customers. Exhibit 1.1(f) sets forth the
following information with respect to Company's customers:
a list of each of Company's customers including a list of the software packages licensed to each customer and the status of license and/or maintenance agreements with each customer.

  		4.22	Books and Records.  The books and records
of Company are located at the Company's offices, at 3312
Gorham Avenue South, Minneapolis, MN, 55426. Such books of account and other financial and corporate records of Company are in all material respects complete and correct, are maintained in accordance with good business practices, and are accurately reflected in the Financial Statements.

  		4.23	Employees.  Exhibit 4.23 sets forth the
names, starting dates of employment, salary or wage rate and functions by category of each employee of Company. Company is not party to any employment contract.

  		4.24	Labor Relations  Company is in compliance
in all material respects with all applicable laws, rules and regulations respecting employment conditions and practices, has withheld all amounts required by law or agreement to be withheld from the wages or salaries of its employees and is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.
Except as set forth in the Disclosure Schedules, there are no unfair labor practice or race, religion, age, sex or other discrimination complaints or claims pending or threatened against Company before any court, board, department, commission or agency, and there are no such claims or complaints that have been informally asserted by an employee or ex-employee of Company, and, to the knowledge of Company and the Shareholder, there is no basis for assertion of any such complaint or claim against Company.

  		4.25	Employee Benefits and Benefit Plans, etc.
The Disclosure Schedules set forth a correct and complete list of every stock option, stock purchase, stock appreciation right, bonus, deferred compensation, excess benefits, profit sharing, thrift, savings, retirement, major medical, long-term disability, hospitalization, insurance or other plan, arrangement, commitment or practice of Company providing employee or executive benefits or benefits to any person. All reasonably anticipated obligations of Company, whether arising by operation of law, by contract, by past custom or practice or otherwise, for salaries, vacation and holiday pay, bonuses and other forms of compensation which were payable to its officers, directors or other employees as at August 31, 1995, and as of the Closing,, or properly accruable as at such dates have been paid as of such dates or adequate accruals therefor have been made in the Financial Statements, except for the accrued vacation pay set forth on Exhibit 10.1 which Company hereby agrees to pay in full at or after the Closing..

  		4.26	Brokers.  No firm, corporation, agency or
other person has any right to a consultant's or finder's fee or any type of brokerage commission payable in relation to or in connection with the transactions contemplated by this Agreement by reason of any action taken or agreement entered into by Company.

  		4.27	Acquisition Agreements.  There are no
agreements relating to the acquisition of the business of Company to which Company is a party, other than this Agreement

  		4.28	Absence of Certain Changes or Events.
Except as set forth in the Disclosure Schedules, since
August 31, 1995, Company has not:

	 		(a)	incurred any obligation or liability
(fixed or contingent) except trade or business obligations incurred in the ordinary course of business, as such business was conducted prior to such date, none of which were entered into for an inadequate consideration;

 			(b)	suffered the occurrence of any events
which, individually or in the aggregate, have had, or might reasonably be expected to have, an adverse effect on its financial condition, results of operations, Assets or other properties, business or prospects of Company;

 			(c)	incurred damage to or destruction of
any of the Assets or other properties, in any material amount, by fire, storm or other casualty, whether or not covered by insurance;

 			(d)	mortgaged, pledged or subjected to lien
or any other encumbrance any of its Assets or other properties;

 			(e)	sold, transferred or leased any of its
Assets or other properties in a material amount, except for the sale of products in the ordinary course of business;

 			(f)	discharged any managerial employee;

 			(g)	waived or released any rights of any
material value; material value being an individual amount of $2,000 or an aggregate amount of $7,500.

 			(h)	made or granted any general or specific
wage or salary increase in a material amount; or

 			(i)	made any increase in or commitment to
increase any employee benefits or adopted or made any commitments to adopt any additional employee benefit plan.

  		5.	REPRESENTATIONS AND WARRANTIES OF PURCHASER.  Purchaser
represents and warrants to Company as follows:

  		5.1	Organization, Good Standing, Power, etc.
Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Iowa. Purchaser has all requisite corporate power and authority to execute, deliver and perform this Agreement and consummate the transactions contemplated herein.

  		5.2	Authorization of Agreement and
Enforceability. This Agreement has been duly and validly authorized, executed and delivered by Purchaser and constitutes the valid and binding obligation of Purchaser, fully enforceable in accordance with its terms.

  		5.3	Effect of Agreement. Consents. etc.  No
consent, authorization or approval or exemption by, or filing with, any governmental or public body or authority is required in connection with the execution, delivery and performance by Purchaser of this Agreement or the taking of any action hereby contemplated.

  		5.4	No Finder.  To Purchaser's knowledge, there
is no firm, corporation, agency or other person that is entitled to a consultant's or finder's fee or any type of brokerage commission in relation to or in connection with the transactions contemplated by this Agreement as a result of any agreement with Purchaser.

  		6.	COVENANTS OF THE COMPANY.  The Company
shall observe the following covenants:

  		6.1	Conduct of Business Until Closing Date.
Except as Purchaser may otherwise consent in writing or as permitted by Section 6.4 or required pursuant to terms of this Agreement, between the date hereof and the Closing
Date, Company shall:

  		6.1.1	operate its business in the usual, regular
and ordinary manner, and, to the extent consistent with such operation, use its best efforts to (a) preserve its present business organization intact; (b) keep available the services of its present employees; and (c) preserve its present business relationships with customers, suppliers and others having business dealings with it;

  		6.1.2	(a) maintain all Assets and other
properties necessary for the conduct of its business, whether owned or leased, in substantially the same condition as they now are (reasonable wear and tear which are not such as to adversely affect the operation of such business and damage due to unavoidable casualty excepted); (b) maintain insurance upon all of its properties and with respect to the conduct of its business comparable in amount, scope and coverage to that in effect on the date of this Agreement; and (c) give Purchaser immediate written notice of any material damage to its properties by fire or other casualty;

  		6.1.3	maintain its books, records and accounts in
the usual, regular and ordinary manner, on a basis consistent with prior periods;

  		6.1.4	duly comply with all laws, ordinances and
regulations applicable to it, its properties and to the conduct of its business;

  		6.1.5	perform all of its material obligations
without default; provided, however, that Company may dispute, in good faith, any alleged obligation of Company;

  		6.1.6	give Purchaser prompt written notice of any
offers received regarding the acquisition of any of the capital stock or any of the Assets of Company (except for transactions in the ordinary course of business);

  		6.1.7	neither: (a) amend its Articles of
Incorporation or Bylaws, (other than to effectuate a change in its corporate name); (b) merge with or into, consolidate, amalgamate or otherwise combine with, any other entity; (c) change the character of its business; nor (d) negotiate or cooperate with any person with respect thereto;

  		6.1.8	neither: (a) encumber, mortgage, or
voluntarily subject to lien any of the Assets; (b) enter into any employment agreement or increase the compensation of any employee; nor (c) sell, lease or otherwise dispose of any of its Assets or other properties (except inventories to be disposed of in the ordinary course of business);

  		6.1.9	not: (a) solicit, directly or indirectly,
or cause any other person to solicit any offer to acquire any of the capital stock or any Assets of Company, except for transactions in the ordinary course of business; (b) afford any third party which may be considering the acquisition of any of the capital stock or any of the Assets of Company access to its properties, books or records; or
(c) enter into any negotiations for, or enter into, any agreement or understanding which provides for the acquisition of any of the capital stock or any Assets of Company or any part thereof to a person other than in connection with the transactions contemplated herein.

  		6.2	Access to Properties and Records.
Subsequent to execution and delivery of this Agreement, Company shall give to Purchaser and to its counsel, accountants and other representatives full access at any reasonable time to its properties, books, tax returns, contracts, commitments and records and, with prior approval of Seller, at reasonable times communicate with management, key employees, customers and suppliers, all for the sole purpose of evaluating the business of Company, and shall furnish to Purchaser and its representatives all such additional information and documents concerning Company as Purchaser or its representatives may from time to time reasonably request.

  		6.3	Advice of Changes. Between the date hereof
and the Closing Date, Company shall advise Purchaser promptly in writing of any fact, which, if known at the date hereof, would have been required to be set forth or disclosed in or pursuant to this Agreement, or which constitutes a breach of any provision of this Section 6.

  		6.4	Conduct. Except as Purchaser may otherwise
consent in writing, Company shall not enter into any transaction or take any action which would result in any of the representations and warranties of Company contained in this Agreement not being true and correct at and as of (a) the time immediately after such action or transaction was entered into or event has occurred with the same force and effect as though made on such date, and (b) the Closing Date with the same force and effect as though made on such date.

  		6.5	Payment of Salaries and Wages, etc.  All
obligations of Company, whether arising by operation of law, by contract, by past custom or practice or otherwise, for salaries, vacation and holiday pay, bonuses and other forms of compensation payable to Company's officers, directors or other employees on or before the Closing Date, shall be paid by Company as set forth on Exhibit 10.1 hereto. The Company may, however, dispute in good faith any such alleged obligations.

 		6.6	Employee Benefit Plans, etc.  Company will
make, pay and satisfy in full, as and when due, all contributions due by Company to any Company Plan. Purchaser specifically does not assume any such contribution obligations.

  		6.7	Fulfillment of Conditions.  Company and the
Shareholder will take all such actions within their control as shall be necessary or desirable in order to fulfill all of the conditions set forth in Section 12 which are required to be fulfilled by Company or the Shareholder.

  		7.	COVENANTS OF PURCHASER.  Purchaser shall
observe the following covenants:

  		7.1	Confidentiality.  From the date the parties
first began negotiations related to the matters contemplated hereby through Closing, and if Closing should not occur for any reason then indefinitely, Purchaser, for itself, its affiliated entities, and its representatives and agents, shall not publish or disclose and shall not authorize or permit any of its officers, employees, directors, agents or representatives or any third party to publish or disclose any trade secrets, or other confidential information or any data or business or financial books, records or other information of or pertaining to Company, which has been furnished to it by Company or to which it or any of its affiliated entities, and its or their officers, employees, directors, agents, attorneys or accountants has had access during any investigation made in connection with this Agreement, and which is not otherwise available to it, except as required by law.

  		7.2	Disruption of Business Relationships.  From
the date hereof through Closing, Purchaser will use its best efforts not to adversely affect the business relationship of Company with any supplier, customer, or employee, and Purchaser will not use any information obtained from Company in connection with the solicitation of business from any customer of Company.

  		7.3	Board Addition.  The Purchaser will take
the necessary corporate action to increase the number of members of its Board of Directors by one member and appoint or elect a person designated by the Company to fill this vacancy as of the Closing Date.

   	8.	ADDITIONAL COVENANTS OF THE COMPANY.

  		8.1	Covenant of Confidentiality.  Company
covenants that it will not at any time publish or disclose, or authorize or permit any of its agents or representatives or any third party to publish or disclose, any information or other data, including without limitation financial information, or business or financial books, records or other information of or pertaining to Purchaser or any other person or entity which has been furnished by or on behalf of Purchaser in connection with this Agreement, and which is not otherwise publicly available, except as required by law.

  		8.2	Covenant Not to Conduct Third Party
Negotiations. Company covenants that, unless and until this Agreement is terminated, it will not at any time conduct discussions or negotiations with any potential buyer or financial intermediary for Company or the Assets.

  		8.3	Covenant to Assist and Not to Interfere.
Company covenants that, unless and until this Agreement is terminated, for the period of five (5) years following
Closing, it will not, whether for its own account or for the account of any other person, firm, corporation or other business organization, interfere with Purchaser's relationship with any person, firm, corporation or other business organization who is an employee, client, customer or supplier of Company.

  		9.	Covenants of QDS Acquisitions, Inc. QDS
Acquisitions, Inc. hereby agrees to appoint Purchaser as its VAR as set forth in Section 1.1(b) above and hereby agrees to maintain its existence and to otherwise assure its continued performance of its obligations under its Software Licensing Agreement with Computoservice, Inc. through the later of February 28, 1997 or the expiration of such Agreement.

  		10.	EMPLOYEES.

  		10.1	Company's Employees.  Company shall provide
Purchaser, no later than fifteen (15) business days prior to the Closing, a complete listing of all Company's employees, which listing shall contain the following information:

  		Name;
		  Social Security Number;
		  Residence address;
		  Job title;
		  Date of hire; and
  		Annual compensation

Moreover, no later than fifteen (15) business days prior to the Closing, Company shall provide Purchaser with access to the personnel files of all employees. This listing of employees is included as Exhibit 4.23 of this agreement.

  		10.2	Employment Relationship.  Company shall
notify each of its employees, no later than five (5) business days prior to the Closing, or as otherwise agreed in writing between Company and Purchaser, that his or her employment with Company shall cease effective immediately prior to the Closing. Purchaser shall be allowed to meet with Company's employees prior to the Closing to address any employment-related concerns such employees may have. Company and Purchaser understand and acknowledge that Purchaser may or may not offer employment to any or all of Company's employees who apply for employment with Purchaser.

  		10.3	Employee Benefit Plans, Programs and
Practices. Company shall terminate all of its employee benefit plans, programs and practices upon the Closing. Company shall be responsible for paying to all of its employees any accrued benefits to which they may be entitled pursuant to the terms and conditions of said plans, programs and practices. Purchaser shall have no responsibility for, and Company shall indemnify and hold Purchaser harmless from, any and all claims for employee benefits plans, programs or practices made by employees of Company who ceased being employees of Company prior to the Closing.

  		10.3.1	No Continuing Commitment.  Purchaser shall
not be required to continue, and Purchaser expressly does not assume or take subject to, the terms or obligations of any of Company's employee benefit plans, programs or practices covering Company's employees or former employees, if any, who are hired by Purchaser after the Closing.

  		10.4.	Pending Claims.  Company shall retain
responsibility for all claims, costs, and expenses with respect to any other employment-related claims, causes of action, or proceedings incurred but not resolved as of the Closing. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any employee, or his or her agents or legal representatives, any rights or remedies under or by reason of this Agreement or the transactions contemplated hereby.

  		11.	CONDITIONS TO COMPANY'S OBLIGATIONS.  The
obligations of Company hereunder are subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any or all of which may be waived in writing by Company, in its sole discretion:

  		11.1	Accuracy of Representations and Warranties.
Each of the representations and warranties of Purchaser contained in this Agreement shall be true on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except as affected by transactions contemplated hereby.

  		11.2	Performance of Covenant.  Purchaser shall
have performed and complied with all covenants, obligations and agreements to be performed or complied with by it on or before the Closing Date pursuant to this Agreement.

  		11.3	Litigation, etc.  No claim, action, suit,
proceeding, arbitration, investigation or hearing or notice of hearing shall be pending or threatened against or affecting Purchaser which might result, or has resulted, either in an action to enjoin or prevent or delay the consummation of the transactions contemplated by this Agreement or in such an injunction.

  		11.4	Certificates.  Company shall have received
(i) a certificate signed by Purchaser, dated the Closing
Date, satisfactory in form and substance to Company and its counsel, certifying as to the fulfillment of the conditions specified in Sections 11.1 through 11.3, and (ii) a certificate signed by the President and Secretary of Purchaser, dated the Closing Date, satisfactory in form and substance to Company and its counsel, certifying the accuracy as of the Closing Date of the Purchaser's representations and warranties hereunder.

  		12.	CONDITIONS TO PURCHASER'S OBLIGATIONS.  The
obligations of Purchaser hereunder are subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any or all of which may be waived in writing by Purchaser, in its sole discretion:

  		12.1	Accuracy of Representations and Warranties.
Each of the representations and warranties of Company contained in this Agreement shall be true on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except as affected by transactions contemplated hereby.

  		12.2	Performance of Covenants.  Company shall
have performed and complied with all covenants, obligations and agreements to be performed or complied with by it on or before the Closing Date pursuant to this Agreement.

  		12.3	Litigation, etc. No claim, action, suit,
proceeding, arbitration, investigation or hearing or notice of hearing shall be pending or threatened against or affecting Purchaser which might result, or has resulted, either in an action to enjoin or prevent or delay the consummation of the transactions contemplated by this Agreement or in such an injunction.

  		12.3.1	No Claims, etc.  No claim, action, suit,
proceeding, arbitration, investigation or hearing or notice of hearing shall be pending or threatened against or affecting Company which: (a) might result, or has resulted, either in an action to enjoin or prevent or delay the consummation of the transactions contemplated by this Agreement or in such an injunction; and (b) could have a material adverse effect on the Assets and has not been disclosed herein or pursuant hereto on or before the date hereof.

  		12.3.2	No Violations.  No violation of Company
shall exist, or be alleged by any governmental authority to exist, of any law, statute, ordinance or regulation, the enforcement of which would materially adversely affect the financial condition, results of operations, properties or business of Company.

  		12.3.3	Laws, etc.  No law, regulation or decree
shall have been proposed, adopted or promulgated, or have become effective, the enforcement of which would materially adversely affect the ability of Company or the Shareholder to consummate the transactions contemplated by this Agreement.

    12.4	Opinion of Counsel to Company.  Purchaser
shall have received a favorable opinion of Mansfield & Tanick, counsel to Company, addressed to Purchaser, dated the Closing Date, with respect to the matters set forth in Sections 4.1, 4.2 (a) and (d), 4.6, 4.7 (a), (b) and (d) (to
the best knowledge of such counsel), 4.9(a) and (b) (to the best knowledge of such counsel), 4.14 (to the best knowledge of such counsel) and 4.18 (to the best knowledge of such counsel) hereof, in any case qualified as to factual matters by the best knowledge of such counsel. Such opinion is attached as Exhibit 12.4.

  		12.5	Consents.  Company shall have delivered to
Purchaser all consents and approvals of all persons and entities necessary for the performance of the transactions contemplated by this Agreement, and Purchaser shall have obtained the consents of third parties deemed necessary or appropriate by Purchaser.

  		12.6	Certificate.  Purchaser shall have received
(i) a certificate signed by Company, dated the Closing Date, satisfactory in form and substance to Purchaser and its counsel, certifying as to the fulfillment of the conditions specified in Sections 12.1 through 12.3, and (ii) a certificate signed by the President and Secretary of Company and the Shareholders, dated the Closing Date, satisfactory in form and substance to Purchaser and its counsel, certifying as to the accuracy as of the Closing Date of the representations and warranties made by Company and the Shareholders.

  		12.7	Satisfactory Completion of Due Diligence.
Purchaser shall be satisfied in its sole discretion with the content of the final Disclosure Schedules and shall otherwise be satisfied in its sole discretion with the results of its due diligence review.

  		In addition, it shall be a condition to
Purchaser's obligations hereunder that no event or circumstance occur or be found to exist with respect to the Company at any time prior to the Closing Date which would cause or would reasonably be expected to cause a materially adverse effect upon the business or financial condition of Company or upon the Assets being purchased hereunder.

  		13.	TERMINATION.	This Agreement may be
terminated prior to the Closing Date:

  		13.1	By Company or Purchaser if the Closing has
not taken place on or before November 17, 1995, unless extended by Purchaser in accordance with Section 3 hereto;
provided, however. that such termination shall not relieve any party from liability if such party, as of the termination date, is in breach of any of the provisions of this Agreement.

  		13.2	By Purchaser, if on the Closing Date any of
the conditions set forth in Section 12 have not been satisfied, or waived by Purchaser.

  		13.3	By Company, if on the Closing Date any of
the conditions set forth in Section 11 have not been satisfied, or waived by the Company.

  		14.	INDEMNIFICATION.  Company and its Control
Shareholder, jointly and severally, will defend, indemnify and hold harmless Purchaser and any person claiming by or through it or its successors and assigns from, against and in respect of any and all losses, claims, and liabilities incurred by or asserted against Purchaser or its successors or assigns in connection with (i) any breach of any of the representations and warranties of Company in this Agreement
(ii) any breach of the representations and warranties of the Control Shareholder in this Agreement, (iii) any breach of any covenant or agreement made by Company in this Agreement, or (iv) any liability, debt or obligation of Company and its Control Shareholder or lien or encumbrance on the Assets not specifically assumed by Purchaser in this Agreement.
However, any claim for indemnification shall be brought within 24 months of the date of Closing. The maximum liability hereunder to the Company and Control Shareholder
(in the aggregate) shall not exceed the value of the stock actually paid as consideration in Section 2.1 , valued as of the date of closing.

  		15.	GENERAL.

  		15.1	Expenses, etc.  Except as otherwise
provided herein, whether or not the transactions contemplated by this Agreement are consummated, each party hereto shall pay its own expenses and the fees and expenses of its counsel and accountants and other experts.

  		15.2	Survival of Representations and Warranties.
The representations, warranties, covenants and agreements set forth in this Agreement, the Disclosure Schedules, any other written representation and in any ancillary document shall survive the Closing.

  		15.3	Waivers.  The waiver by any party hereto of
a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

 			15.4	Announcements.  Each party hereto
agrees that it shall not, except as otherwise required by applicable law or regulations, make or release any statement, announcement or publicity with respect to this Agreement or the transactions contemplated hereby, including written statements to employees, customers, and suppliers, or permit any of its officers, directors or employees to do so unless the form and content of any such statement, announcement or publicity and the time of release thereof shall have been approved in writing by Purchaser and Company.

  		15.5	Binding Effect; Benefits. This Agreement
shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

  		15.6	Notices. All notices, requests, demands and
other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or transmitted by fax or five (5) days after deposit in the U.S. mails by certified or registered first class mail, postage prepaid, return receipt requested, addressed to the party to whom the same is so given or made.

  		15.6.1	if to Company and its Control Shareholder,
to:

    Dralvar Capital Corp.
				2650 IDS Center
				80 South Eight Street
				Minneapolis, MN	55402
				Attn:	Paul Kenworthy, Chairman
    Fax Number:	(612) 339-8240

with a copy to:

				Mansfield & Tanick, P.A.
				900 2nd Avenue South
				Suite 1560
				Minneapolis, MN	55402
				Attn:	Earl H. Cohen
				Fax Number:	(612) 339-3161



 	 	15.6.2	if to Purchaser
to:

	   United Systems Technology, Inc.
				3021 Gateway Drive, Suite 240
				Irving, TX  75063
				Attn:	Thomas E. Gibbs, President
				Fax Number:	(214) 580-8280

with a copy to:

    Law Snakard & Gambill
    3200 Bank One Tower
    500 Throckmorton St.
    Ft. Worth, Texas 76102
    Attn:  Vernon E. Rew, Jr.
    Fax Number:	(817) 332-7473

or to such other address or Fax Number as any party may designate by giving notice to the other parties hereto.

  		15.7	Further Assurances.  The Company shall,
from time to time at or after the Closing, at the request of Purchaser, and without further consideration, execute and deliver such other instruments and take such other actions as may be required to confer to Purchaser and its assignees the benefits contemplated by this Agreement.

  		15.8	Entire Agreement; Amendment.  This
Agreement (including the Exhibits and Disclosure Schedules hereto) constitutes the entire agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof and may not be amended, modified or terminated unless in a written instrument executed by the party or parties sought to be bound.

  		15.9	Headings.  The section and other headings
contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

  		15.10	Severability.  The invalidity of all or any
part of any section of this Agreement shall not render invalid the remainder of this Agreement or the remainder of such section. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

  		15.11	Counterparts.  This Agreement may be
executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. A faxed copy of an executed counterpart shall evidence execution.

  		15.12	Gender; Singular and Plural.  Any reference
in this Agreement in the masculine gender shall include the feminine and neuter genders, and vice versa, as appropriate.
Any reference in this Agreement in the singular shall mean the plural, and vice versa, as appropriate.

  				15.13	Third Parties.  Nothing in
this Agreement, whether expressed or implied, is intended to confer any rights or remedies on any person other than Purchaser and Company, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third party, nor shall any provision give any third party any right of subrogation or action against any party to this Agreement.

  		15.14	Governing Law; Performance. This Agreement
shall be construed as to both validity and performance and enforced in accordance with and governed by the internal laws of the State of Texas. This Agreement shall be performable in Dallas County, Texas

  		15.15	Attorneys' Fees.  In the event of any
action or proceeding arising out of or in connection with this Agreement, the prevailing party will be entitled to all costs, expenses and reasonable attorneys' fees incurred with or without suit and on appeal.

  		15.16	Arbitration.	Except as provided below, any
dispute between the parties arising under or related to this Agreement, or the rights and liabilities or either party under this Agreement, shall be determined by arbitration.
The arbitrators shall be appointed, and such arbitration shall be conducted in Dallas, Texas, in accordance with the Commercial Arbitration Rules of the American Arbitration
Association, and the judgment upon the award rendered may be entered in any court having jurisdiction thereof. The prevailing party shall be entitled to recover the arbitrators' fees from the other party. The provisions of this Section 15.15 shall not limit:

 			(a)	the right of the Purchaser and its
successors and assigns to obtain provisional, injunctive or other equitable relief from a court of competent jurisdictional in appropriate circumstances in the event of a breach by the Company or the Control Shareholder of its or their obligations under this Agreement; or

 			(b)	the right of the Purchaser and its
successors and assigns to tender the defense of or join
Company or the Control Shareholder in any court or other proceeding that may give rise to a fight of indemnification of Purchaser under Section 14.

  		15.17	Time of Essence.  Time is of the essence of
this Agreement.


    DATED this 15th day of November, 1995.

COMPANY:		                  		DRALVAR CAPITAL CORP.


                    					By:  /s/ Paul Kenworthy
         				             	   Paul Kenworthy, Chairman of the Board


CONTROL SHAREHOLDER:         	Kenneth Neff

                    					By:  /s/ Kenneth Neff
                        						Kenneth Neff,


PURCHASER:			                 UNITED SYSTEMS TECHNOLOGY, INC.


                    					By:  /s/ Thomas E. Gibbs
                      					   Thomas E. Gibbs, President


QDS ACQUISITIONS, INC.:	      QDS ACQUISITIONS, INC.

                    					By:  /s/ Kenneth Neff
                      					   Kenneth Neff, President

   	For the purposes of its obligations under Section
     1.1(b) and Section 9 hereof.